EXHIBIT 10.4

                       SUPPLEMENTAL INCOME PLAN AGREEMENT

THIS AGREEMENT made and entered into as of the 18th day of October, 2006 (the "Effective Date") by and between First South Bank, a commercial bank organized and existing under the laws of the State of North Carolina (the "Bank"), and Robert E. Branch (the "Employee").

                                   WITNESSETH:

WHEREAS, the Employee is employed by the Bank;

WHEREAS, the Bank recognizes the valuable services heretofore performed for it by the Employee and wishes to encourage his continued employment;

WHEREAS, the Employee wishes to be assured that he will be entitled to a certain amount of additional compensation for some definite period of time from and after the termination of his employment with the Bank and that his beneficiary will be entitled to a death benefit from and after the Employee's death;

WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Employee after the termination of his employment with the Bank or such death benefit to his beneficiary after the Employee's death.

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

Section 1. Retirement Benefits. Except as otherwise specifically provided herein, if the Employee shall remain in the employment of the Bank until he attains the age of 65 (the "Retirement Date"), the Bank shall pay the Employee the sum of ten thousand dollars ($10,000.00) per annum for a period of five (5) years, payable in equal monthly installments, commencing on a date to be determined by the Bank, but in no event later than the first day of the sixth calendar month following the calendar month in which the Retirement Date occurs.

Section 2. Post-Retirement Death Benefits. In the event that the Employee should die after becoming entitled to receive payments under Section I but before all such payments have been made, the Bank will make all remaining payments to such beneficiary or beneficiaries as the Employee has designated to the Bank in writing (the "Beneficiaries'). In the event of death of the last living Beneficiary before all unpaid payments have been made, the balance of any payments which remain unpaid at the time of the death of such Beneficiary shall be commuted on the basis of six percent (6%) per annum compounded interest and shall be paid in a single sum to the estate of the last Beneficiary to die. In the absence of such beneficiary designation, any amount remaining unpaid at the Employee's death shall be commuted on the basis of six percent (6%) per annum compounded interest and shall be paid in a single sum to the Employee's estate.

Section 3. Pre-Retirement Death Benefits. In the event of the death of the Employee while employed by the Bank and before the Retirement Date, the Bank shall make the payments described in Section I above to the Beneficiaries, and the amount of such payments shall be determined as if the date of death of the Employee was his Retirement Date. The first monthly payment shall be made on a date to be determined by the Bank, but in no event later than the first day of the sixth calendar month following the month in which the Employee died. In the event of death of the last living Beneficiary before all the payments have been made, the balance of any payments which remain unpaid at the time of such Beneficiary's death shall be commuted on the basis of six percent (6%) per annum compounded interest and shall be paid in a single sum to the estate of the last Beneficiary to die. In the absence of any beneficiary designation made by the Employee pursuant to Section 2, above, or if no Beneficiary survives the Employee, the payments to be made hereunder shall be commuted on the basis of six percent (6%) per annum compounded interest and shall be paid in a single sum to the Employee's estate. Notwithstanding the foregoing, if the Employee dies as result of suicide on or before the two-year anniversary of the Effective Date, no benefits of whatever nature shall be payable to the Beneficiaries under this Agreement.

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

Section 4. Termination Benefits. Except as otherwise provided in Section 6 with respect to termination of employment in certain circumstances, in the event that the employment of the Employee terminates prior to the time he is first entitled to receive payments under this Agreement for any reason other than his death, the Employee or his Beneficiaries, as applicable, shall be entitled, upon the occurrence of the Employee's 65th birthday or prior death, to receive the percentage of the applicable annual payment described in Section I above determined by Exhibit A attached hereto an incorporated herein by reference. Such payments shall be made in equal monthly installments, with the first monthly installment commencing on a date to be determined by the Bank, but in no event later than the first day of the sixth calendar month following the calendar month of the Employee's 65th birthday or death, as applicable, occurs.

Section 5. Benefits Not Transferable. Neither the Employee, any Beneficiary nor any other person claiming any right or interest under this Agreement through the Employee or any other Beneficiary shall have any right to commute, assign, transfer or otherwise convey the right to receive any benefits hereunder.

Section 6. Binding Upon Successors. This Agreement and the Bank's obligations hereunder shall be binding upon the Bank's successors and permitted assigns. The Bank may not assign its right or obligations under this Agreement without the Employee's prior written consent. In addition, the Bank shall not enter into any agreement proving for the merger of the Bank with and into another business entity or the sale of more than a majority of the Bank's assets to another business entity, person or group of persons that does not specifically provide that such successor by merger or purchaser(s) of assets shall assume and satisfy each and every obligation of the Bank to the Employee under this Agreement. In the case of an asset sale, such assumption shall not relieve the Bank of its liability to fulfill such obligations.

Except as otherwise provided in Sections 1, 2 or 3, above, as applicable, in the event that, on or before the occurrence of the Employee's Retirement Date, a "Termination of Protected Employment" occurs following a "Change in Control" (as these terms are defined below), the Employee shall be deemed to have retired as of his Retirement Date and the provisions of Section I shall be deemed applicable, except that the Retirement Date shall be deemed to be the date that such Change in Control shall occur.

For purposes of this Agreement, "Change in Control" shall mean any one of the following events: (i) the acquisition of ownership, holding, or power to vote more than 25% of the voting stock of the Bank or First South Bancorp, Inc. (the "Company"), (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (iii) the acquisition of a controlling influence over the management or policies of the Bank or of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or of the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, the Company's ownership of the Bank shall not of itself constitute a Change in Control for purposes of the Agreement. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

For purposes of this Agreement, a "Termination of Protected Employment" shall occur if: (i) the Employee is terminated without Just Cause, with "Just Cause" meaning, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, or rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order; provided that no act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interests of the Bank or of the Company; or (ii) the Employee voluntarily terminates employment for an event that constitutes "Good Reason," which shall mean any of the following events, that has not been consented to in advance by the Employee in writing: (a) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than 30 miles from his primary office as of the later of the Effective Date and the most recent voluntary relocation by the Employee; (b) a material reduction in the Employee's base compensation in effect on the date of the Change in Control; (c) the failure by the Bank to continue to provide the Employee with compensation and benefits in effect on the date of the Change in Control, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him; (d) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position; (e) a failure to reelect the Employee to the Board of Directors of the Bank, if the Employee has served on such Board at any time during the term of the Agreement;
(f) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank; or (g) a material reduction in the secretarial or other administrative support of the Employee.

Section 7. Benefits Payable Only from General Corporate Assets; Unsecured General Creditor Status of Employee.

The payments to the Employee or his Beneficiaries hereunder shall be made from assets, which shall continue for all purposes, to be a part of the general unrestricted assets of the Bank; no person shall have nor acquire any interest in any such assets by virtue of the provisions of this Agreement. The Bank's obligations hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Employee or any person acquires a right to receive payments from the Bank under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Bank; no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Bank.

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

In the event that, in its discretion, the Bank purchases an insurance policy or policies insuring the life of the Employee (or any other property) in order to allow the Bank to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Employee nor any beneficiary shall have the rights whatsoever therein or in the proceeds there from. The Bank shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and, may exercise all incidents of ownership therein.

Notwithstanding any other provision of this Agreement that may be contrary or inconsistent herewith, not later than ten business days after a Change in Control, the Bank shall (i) deposit in a grantor trust (the "Trust") that is designed in accordance with Revenue Procedure 92-64 and has a trustee independent of the Bank, the Company and any successor to their interest, an amount equal to the present value of all benefits that may become payable under this Agreement, unless the Employee has previously provided a written release of any claims under this Agreement, and (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust.

At any time or from time to time following a Change in Control, the Employee may provide the trustee of the Trust with a written schedule directing that the trustee pay to the Employee the amounts designated in the schedule as being payable pursuant to this Agreement. Within three business days after receiving said notice, the trustee of the Trust shall send a copy of the notice to the Bank via overnight and registered mail (return receipt requested). On the fifth business day after mailing said notice to the Bank, the trustee of the Trust shall pay the Employee the amount designated therein in immediately available funds, unless prior thereto the Bank provides the trustee with a written notice directing the trustee to withhold such payment. In the latter event, the trustee shall submit the dispute to non-appealable binding arbitration for a determination of the amount payable to the Employee pursuant to this Agreement, and the costs of such arbitration (including any attorneys' fees incurred by the Employee) shall be paid by the Bank. The trustee shall choose the arbitrator to settle the dispute, and such arbitrator shall be bound by the rules of the American Arbitration Association in making his determination. The parties and the trustee shall be bound by the results of the arbitration and, within three days of the determination by the arbitrator, the trustee shall pay from the Trust the amounts required to be paid to the Employee and/or the Bank, and in no event shall the trustee be liable to either party for making the payments as determined by the arbitrator.

Upon the receipt of the Employee's written release of all claims under this Agreement, the trustee of the Trust shall pay to the Bank the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust pursuant to this Agreement.

Section 8. Additional Benefits. The benefits and rights provided under this Agreement are in addition to, and independent of, those rights and benefits of the Employee provided under other agreements with the Bank, and shall not affect, reduce or diminish the right of Employee to participate in any current or future retirement plan or in any supplemental compensation arrangement.

Section 9. No Contract of Employment. Nothing contained herein shall be construed to be a contract of employment or as conferring upon the Employee the right to continue to be employed by the Bank. It is expressly understood by the parties hereto that this Agreement relates exclusively to additional compensation for the Employee's services, payable after termination of his employment with the Bank, and is not intended to be an employment agreement.

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

Section 10.  Claims and Review Procedures.


      A. General. For the purposes of implementing a claims procedure under this Agreement as required by the Employee Retirement Income Security Act of 1974 ("ERISA") (but not for any other purpose), the Bank is hereby designated as the named fiduciary and Plan Administrator of this unfunded, nonqualified deferred compensation plan. If any person believes he is being denied any rights or benefits under the Agreement, such person may file a claim in writing with the Plan Administrator for resolution in accordance with the provisions of Paragraph B of this Section 10.

      B. Claims Procedure. If any claim filed hereunder is wholly or partially denied, the Plan Administrator will notify the claimant of its decision in writing. Such notification will be written in a manner calculated to be understood by the claimant and will contain:

            (i)   specific reasons for the denial,

            (ii) specific reference to pertinent provisions of the Agreement on which the Plan Administrator based its denial,

            (iii) a  description  of  any  additional  material  or  information necessary for the claimant to perfect such claim and an explanation of why such material or information is necessary, and

            (iv) information as to the steps to be taken if the claimant wishes to submit a request for review.

                  Such notification will be given within ninety (90) days after the claim is received by the Plan Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to the claimant within the initial ninety (90) day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and the claimant may request a review of his claim in accordance with Section 10.C. hereof.

      C. Review Procedure. Within sixty (60) days after the date on which a claimant received a written notice of a denied claim (or, if applicable, within sixty (60) days after the date on which such denial is considered to have occurred) the claimant (or his duly authorized representative) may:

            (i) file a written request with the Plan Administrator for a review of his denied claim and of pertinent documents; and

            (ii)  submit written issues and comments to the Plan Administrator.

                  The plan Administrator will notify the claimant of its decision in writing. Such notification will be written in a manner calculated to be understood by the claimant and will contain specific reasons for the decision as well as specific references to pertinent provisions of the Agreement. The decision on review will be made within sixty (60) days after the request for review is received by the Plan Administrator (or within one hundred twenty (120) days, if special circumstances require an extension of time for processing the request (such as an election by the Plan Administrator to hold a hearing), and if written notice of such extension and circumstances is given to the claimant within the initial sixty (60) day period.

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

Section 11. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto or their respective successors, and may not be otherwise terminated except as provided herein.

Section 12. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties have executed this Supplemental Plan Agreement as of the day and year first written above.

                                                    FIRST SOUTH BANK

         Attest:                                    By: /s/ Thomas A. Vann
                                                        ------------------
                                                    Thomas A. Vann
                                                    President and
         /s/ William L. Wall                        Chief Executive Officer
         -------------------
         William L. Wall
         Secretary
         {Corporate Seal}

                                                    EMPLOYEE:

                                                    /s/ Robert E. Branch
                                                    --------------------
                                                    Robert E. Branch

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


                                    EXHIBIT A
                                       TO
                       SUPPLEMENTAL INCOME PLAN AGREEMEENT
                                       FOR
                                ROBERT E. BRANCH

FULL YEARS OF EMPLOYMENT
                              AFTER EFFECTIVE DATE
                  1
                  2
                  3
                  4
                  5
                  6
                  7
                  8
                  9
                  10

PERCENTAGE OF THE ANNUAL INSTALLMENT PAYMENTS
STATED IN SECTION 1 OF THIS
AGREEMENT TO WHICH THE
                              EMPLOYEE IS ENTITLED
                  10
                  20
                  30
                  40
                  50
                  60
                  70
                  80
                  90
                  100

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